EXHIBIT 99.1

FOR IMMEDIATE RELEASE:                    CONTACT: DOUGLAS I. PAYNE
March 13, 2001                            Sr. V.P. - Finance and Administration
                                          (540) 627-2157
                                          e-mail:dpayne@stanleyfurniture.com

                                          ANITA W. WIMMER
                                          Treasurer
                                          (540) 627-2446
                                          e-mail:awimmer@stanleyfurniture.com



             STANLEY FURNITURE COMMENTS ON OUTLOOK FOR FIRST QUARTER
                               AND FULL YEAR 2001


STANLEYTOWN, VA, March 13, 2001/PRNewswire/ -- Stanley Furniture Company, Inc. (Nasdaq-NNM:STLY) announced today it expects first quarter sales to be 6-9% lower than last year, and first quarter earnings per share to be $.58 to $.62, compared to $.66 last year. The Company has reduced production to match order trends through selective downtime at most of its facilities and expects inventories at the end of the first quarter to approximate year end 2000 levels.

"During the first quarter of 2001 business conditions have been softer than previously anticipated," commented Albert L. Prillaman, president and chief executive officer of Stanley Furniture Company. "As we have previously noted, we do not expect business conditions to improve before the second half of 2001. The unsettled business environment and lower consumer confidence makes it difficult to predict the precise timing of a rebound in consumer furniture purchases. We anticipate improved consumer confidence and spending in the second half of the year, which should result in 2001 sales modestly below to modestly above last year, and earnings per share of $2.60 to $2.90 for 2001, compared to $2.63 last year."

Mr. Prillaman concluded, "We continue to believe that the long-term prospects for the furniture industry are quite healthy based on a strong U.S. economy and favorable demographic trends. Furthermore, we believe the Company is well positioned in the marketplace and will continue to outperform the industry in sales growth."

The Company plans to report operating results for the first quarter ending March 31, 2001 before the market opens on Tuesday, April 17, 2001. Stanley Furniture management will be presenting at the First Union Securities Consumer Value Conference on Tuesday, March 20, 2001. The presentation will be webcast from the conference. Access information will be available on the Company's web site at www.stanleyfurniture.com.

The Company will hold a conference call on March 14, 2001 at 10:00 a.m. Eastern Time, to review this press release. The dial-in-number is (719) 457-2633. A replay will be available through March 20, 2001. The dial-in-number for the replay is (719) 457-0820 with an access code of 564209.

All earnings per share amounts are on a fully diluted basis.

Established in 1924, Stanley Furniture Company, Inc. is a leading manufacturer of wood furniture targeted at the upper-medium price range of the residential market. Manufacturing facilities are located in Stanleytown and Martinsville, VA, and Robbinsville, Lexington, and West End, NC. Its common stock is trade on the Nasdaq stock market under the symbol STLY.


For more information, visit our web site at www.stanleyfurniture.com.

Certain statements made in this release are not based on historical facts, but are forward-looking statements. These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology. These statements reflect the Company's reasonable judgment with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include the cyclical nature of the furniture industry, fluctuations in the price of lumber which is the most significant raw material used by the Company, competition in the furniture industry, capital costs and general economic conditions.